                                                                   Exhibit 3.53

                            CERTIFICATE OF FORMATION

                                       OF

                GRANADA HEALTHCARE AND REHABILITATION CENTER, LLC

     This Certificate of Formation of Granada Healthcare and Rehabilitation Center, LLC is being duly executed and filed by an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et. seq.).

     FIRST. The name of the limited liability company formed hereby is:

                GRANADA HEALTHCARE AND REHABILITATION CENTER, LLC

     SECOND. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act is:

               NATIONAL REGISTERED AGENTS, INC.
               9 EAST LOOCKERMAN STREET, SUITE 1B
               DOVER, KENT COUNTY, DELAWARE, 19901

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of August 8, 2003.


                                        /s/ Cindy M. VanDran
                                        ----------------------------------------
                                        Cindy M. VanDran
                                        Authorized Person